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                                    EXHIBIT I


Item 3

          (b)  X    Bank as defined in Section 3(a)(b) of the Act

                    Chancellor LGT Trust Company

          (c)  X    Investment Adviser registered under Section 203 of the
Investment Advisers Act of 1940.

                    Chancellor LGT Asset Management, Inc.